SERVICE AGREEMENT FOR FIRM POINT TO POINT

TRANSMISSION SERVICE

BETWEEN

SIERRA PACIFIC POWER COMPANY

(Transmission Provider)

AND

WESTERN RENEWABLE POWER, LLC

(Transmission Customer)

DATED:February 19, 2008

Service Agreement For Firm Point-to-Point Tansmission Service

1.0 This Service Agreement, dated as of February 19, 2008, is entered into, by and between Sierra Pacific Power Company ("Transmission Provider"), and Western Renewable Power,LLC ("Transmission Customer").

2.0 The Transmission Customer has been determined by the Transmission Provider to have a Completed Application for Firm Point-to-Point Transmission Service under the Tariff.

3.0 The Transmission Customer has provided to the Transmission Provider an Application deposit in the amount of $28,800.00 in accordance with the provisions of Section 17.3 of the Tariff.

4.0 Service under this Service Agreement shall commence on the later of (1) the requested service commencement date, (2) the date on which construction of any Direct Assignment Facilities and/or Network Upgrades are completed, or (3) such other date as it is permitted to become effective by the Commission. Service under this agreement shall terminate on such date as mutually agreed upon by the parties.

5.0 The Transmission Provider agrees to provide and the Transmission Customer agrees to take and pay for Firm Point-to-Point Transmission Service in accordance with the provisions of Part II of the Tariff and this Service Agreement.

6.0 Any notice or request made to or by either Party regarding this Service Agreement shall be made to the representative of the other Party as indicated below.

Transmission Provider:

Chris Tomchuk, Manager, Transmission Business Development & Contracts
Sierra Pacific/Nevada Power Company
6100 Neil Road M/S S3B40
Reno, Nevada 89520
Phone: (775) 834-5678 Fax: (775) 834-3047
Email: ctomchuk@sppc.com

With a copy to:

Rich Salgo, Director, Electric System Control Operations
Sierra Pacific Power Company
6100 Neil Road M/S S3B40
Reno, Nevada 89520
Phone: (775) 834-5874 Fax: (775) 834-3047
Email: rsalgo@sppc.com

Point to Point Customer:

Steven R. Brown
Western Renewable Power, LLC
5152 North Edgewood Dr. Suite 375
Provo, UT 84604
Phone: (801) 765-1200
Email: Steve.Brown@rasertech.com

7.0 The Tariff is incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.

Transmission Provider:

By: Mario Villar	Executive, Transmission	3/20/08
Mario Villar	Title	Date

Transmission Customer:

By: Steven R. Brown	Manager	2/19/08
Name	Title	Date

Specifications For Long-Term Firm Point-To-Point Transmission Service

1.0 Term of Transaction: Fifteen (15) Years

Start Date: September 1, 2008

Termination Date: August 31, 2023

2.0 Description of capacity and energy to be transmitted by Transmission Provider including the electric Contol Area in which the transaction originates.

10 MW from Round Mtn. 230 kV Substation Point-of-Receipt to the Hilltop 345 kV Substation Point-of-Delivery.

3.0 Point of Receipt — Delivering Party

Round Mtn. 230kV Substation — **Western Renewable Power, LLC**

4.0 Point of Delivery — Receiving Party

Hilltop 345kV Substation — **CAISO/PG&E**

5.0 Maximum amount of capacity and energy to be transmitted (Reserved Capacity): 10 MW

6.0 Designation of party(ies) subject to reciprocal service obligation: Western Renewable Power, LLC and its affiliates

7.0 Name(s) of any Intervening Systems providing transmission service: None

8.0 Service under this Service Agreement may be subject to some combination of the charges detailed below. (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of the Tariff.)

(1) Monthly Demand Charge: Zone A Schedule 7 of the Tariff.

(2) Facilities Study Charge: Facilities Study was not necessary for the initial term of this transmission service agreement.

(3) Direct Assignment Facilities Charge: None for the initial term of this transmission service agreement.

(4) Ancillary Services: (other than Scheduling, System Control and Dispatch Service; and Reactive Supply and Voltage Control from Generation or Other Sources Service) may be self-provided as provided in the Tariff.

(a) Scheduling System, Control and Dispatch Service: Zone A Schedule 1 of the Tariff.

(b) Reactive Supply and Voltage Control from Generation or Other Service: Zone A Schedule 2 of the Tariff.

(c) Regulation and Frequency Response Service: Transmission Customer must either purchase this service from the Transmission Provider pursuant to Zone A Schedule 3 of the Tariff or make alternative comparable arrangements.

(d) Generator Imbalance Service: Transmission Customer must either purchase this service from the Transmission Provider pursuant to Zone A Schedule 9 of the Tariff or make alternative comparable arrangements.

(e) Operating Reserve - Spinning Reserve Service: Transmission Customer will make alternative comparable arrangements in accordance with the Transmission Provider's Zone A Schedule 5 of the Tariff.

(f) Operating Reserve - Supplemental Reserve Service: Transmission Customer will make alternative comparable arrangements in accordance with the Transmission Provider's Zone A Schedule 6 of the Tariff.

(g) Loss Compensation Service: Zone A Schedule 10 of the Tariff. Customer has the right to change its election by providing written notice to the Transmission Provider per the terms and conditions of the Tariff and the Transmission Provider's business practices.

(5) Power Factor Requirements: None under this transmission service agreement.